Exhibit 99.1

APi Group Completes Acquisition of Chubb Fire & Security Business

-Transforms APi into world’s leading life safety services provider-

-Strengthens recurring revenue, services focused business model-

New Brighton, Minnesota – January 3, 2022 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today announced that it has completed its previously announced acquisition of the Chubb fire and security business (“Chubb”) from Carrier Global Corporation (NYSE: CARR) for an enterprise value of $3.1 billion, which is comprised of $2.9 billion cash and approximately $200 million of assumed liabilities and other adjustments.

Headquartered in the United Kingdom, Chubb has approximately 13,000 employees globally and a sales and services network spanning 17 countries serving more than 1.5 million customer sites in Asia Pacific, Canada and Europe. The business is a globally recognized fire safety and security services provider, offering customers complete and reliable services from design and installation to monitoring and on-going maintenance and recurring services.

Russ Becker, APi’s President and Chief Executive Officer stated: “Today we welcome the 13,000 employees of Chubb to the APi family and begin the work of swiftly integrating Chubb into APi and leveraging the opportunities this acquisition creates. We begin 2022 as the world’s leading life safety services provider. Since announcing the acquisition on July 27, 2021, the level of excitement from our international customers and our teams about the opportunities the combined platform will bring has been extremely encouraging. This validates our belief that the transaction will be highly accretive with compelling synergies and that it will help accelerate revenue growth through cross-selling certain products and services.

We couldn’t be more excited about the prospects of working with such a talented, international leadership team that believes in the same values and has the same employee and customer focus we do at APi. As the Chubb business shifts from being a non-core asset to one that is a paramount strategic priority within APi, we believe the business will move faster and more efficiently, globally leveraging the expertise and ability of our combined 26,000 dedicated and talented team members.”

APi Co-Chair James E. Lillie added: “The completion of the acquisition of Chubb is an exciting milestone as we continue our evolution and growth as a public company. The acquisition creates another new chapter for APi, while also continuing our original investment thesis in creating value as the global leader in life safety services concentrating the majority of the business on statutorily-mandated, recurring service revenue. We are excited by the near-term and long-term opportunities for APi and believe there is significant future value creation potential as we combine our two organizations and realize revenue as well as cost synergies. We believe our services and statutorily-focused business model is well positioned to be successful as the market confronts certain supply chain disruptions, inflationary cost pressure and the impact of the Omicron COVID-19 variant. We look forward to updating you throughout the year and as we cross key milestones.”

About APi:

APi is a market-leading business services provider of safety and specialty services in over 200 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the potential benefits of the acquisition of the Chubb fire and security business, including the global expansion of the Company’s business, expectations that the acquisition of Chubb will be highly accretive with compelling synergies, revenue growth through cross-selling and synergistic opportunities and future value creation and (ii) the Company’s belief that its services and statutorily-focused business model will be successful in confronting certain supply chain disruptions, inflation and the Omicron COVID-19 variant. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, including the impacts of the COVID-19 pandemic on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) failure to realize the anticipated benefits of the acquisition of Chubb; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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